EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Washington, D.C.



     We consent to the use in this Registration Statement of Phoenix Real Estate Development, Inc. on Form SB-2 of our report dated July 18, 2002, 2002, appearing in the prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/  Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
201 Steele Street, Suite 300
Denver, CO 80206
September 18, 2002